Exhibit 99.1

Avigen Licenses Unique Neuroactive Compound for Disabling Neuromuscular Conditions from Sanochemia

Product currently marketed in Europe ; Avigen to develop and commercialize in US

Avigen CEO to host conference call tomorrow, Tuesday, January 17 at 11:00 a.m. (EST)

Alameda, CA, January 16, 2006 – Avigen, Inc. (AVGN: NASDAQ), a biopharmaceutical company developing innovative therapies for the treatment of neurological conditions, announced today that it has signed an agreement with SDI Diagnostics International LTD (“SDI”), a division of Sanochemia Pharmazeutika AG, an Austrian-based pharmaceutical company. Under the terms of the agreement, Avigen receives an exclusive North American license to develop and commercialize proprietary formulations of the neuroactive compound tolperisone (AV650), a small molecule for the treatment of disabling neuromuscular conditions.

Avigen will provide SDI an upfront payment of $3 million; payments based on successful clinical and regulatory product development milestones; assumption of certain liabilities and royalty payments on sales. In return, Avigen receives the rights to all current and future proprietary formulations of tolperisone developed by SDI and exclusive marketing and sales rights in North America . The companies have also entered into a long-term supply agreement in which SDI, a leading API (active pharmaceutical ingredients) manufacturer, will manufacture the product for Avigen.

“AV650, which is a unique neuroactive drug to treat disabling neuromuscular spasm and spasticity resulting from muscle injuries and serious neurological diseases, is synergistic with our AV411 program for neuropathic pain,” said Kenneth G. Chahine, Ph.D., J.D., Avigen’s President and CEO. The transaction also delivers on our commitment to expanding our pipeline by in-licensing a compound with an established safety and efficacy record in Europe and establishes a collaboration with SDI that considerably strengthens Avigen’s pipeline and positions both companies for solid long-term growth.”

The compound is a leading treatment in Europe for painful muscle spasm, but has never been submitted for approval in the United States . Avigen intends to file an investigational new drug application ( IND ) with the U.S. FDA in early 2006 and develop AV650 for the treatment of disabling neuromuscular spasm.

Based on existing clinical data, AV650 is not sedating and does not interact with alcohol. It is an oral centrally acting neuromuscular compound. While the precise mechanism of action is not fully characterized, it possesses a high affinity for nervous system tissue, reaching highest concentrations in brain stem, spinal cord and peripheral nerves. Thus, it exerts its action at three levels: peripheral, spinal and brainstem levels of the nervous system. Like conventional muscle relaxants, this compound does not act directly on the muscles, but acts centrally (in the brain) and is more of a total body relaxant, but without a sedating side effect.

Commenting on the potential of AV650, Dawn McGuire, M.D., Avigen’s Chief Medical Officer, said, “Disabling neuromuscular spasm can be treated by conventional muscle relaxants and anti-spasticity agents but the side effect profiles of these drugs limit their use. Because these drugs cause sedation and other debilitating side effects that can impair the patient’s normal functioning, we use these drugs very selectively. Some of these drugs can even be habit-forming or may have interactions with other medications such as antidepressants.”

Dr. McGuire added, “AV650’s novel mechanism of action may allow it to be developed for a broader use in treating chronic and severe neuromuscular conditions, including spasticity due to diseases like multiple sclerosis, Parkinson’s disease, spinal cord injury and stroke.”

About Disabling Neuromuscular Spasm and Spasticity

Disabling neuromuscular spasm is a condition that can occur in both acute and chronic disease states. Acute muscle injury, such as to the neck and lower back can be caused by whiplash or other muscle injury. Chronic disabling muscle spasm can be a result of the spasticity or rigidity associated with conditions such as multiple sclerosis, Parkinson’s disease, spinal cord injury and stroke; all of these conditions can cause disability, pain and marked deterioration in quality of life.

The goal of aggressive management of severe muscle spasm is both treatment and prevention of recurrence or, worse, chronicity of pain and disability. Currently available muscle relaxants, however, have limited clinical utility because of the associated prominent sedation and other side effects which can impair the ability of the patient to perform normal daily functions.

Avigen to Host Conference Call Tomorrow, January 17, 2005 at 11:00 a.m. (EST)

Avigen management will discuss this announcement in a conference call that will also be webcast tomorrow at 11:00 a.m. (EST), 8:00 a.m. (PST). The webcast will be hosted by Kenneth Chahine , Ph.D., J.D., Avigen’s President and Chief Executive Officer. Also on the call will be Michael Coffee, Avigen’s Chief Business Officer.

This call is being webcast by Thomson/CCBN and can be accessed Avigen’s Web site at www.avigen.com.

The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.earnings.com , Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents at www.streetevents.com.

To access the live conference call, dial 866-510-0704 (US) or 617-597-5362 (non-US locations) and enter the passcode: 56217215. A telephone replay will also be available two hours after the conclusion of the conference call and remain available until January 31, 2006 . The replay may be accessed by dialing: 888-286-8010 (US) or 617-801-6888 (non-US locations) and entering the passcode: 81445351.

About Avigen

Avigen is a specialty biopharmaceutical company focused on unique small molecule therapeutics and biologics to treat serious neurological disorders, including neuropathic pain. Guided by a strong management team and supported by sound financials, Avigen’s strategy is to build a robust pipeline through a combination of internal research, acquisitions, and in-licensing with the goal of becoming a fully integrated biopharmaceutical company committed to its small molecule and biologics neurology product development strategy. The company currently has in development two preclinical candidates for neuropathic pain, AV411 and AV333. The lead candidate in development, AV411 is a glial cell modulator with anti-inflammatory properties. An oral drug, it is approved outside of the U.S. for non-pain related illness. AV333 also acts upon neuropathic pain through glial cell attenuation. The compound’s active ingredient is the potent anti-inflammatory protein, IL-10, delivered by intrathecal injection. Additionally, in development is AV513 for the treatment of hemophilia A and B. Although AV513 is not for the treatment of neurological disorders, it represents a unique asset, which the company has retained in its repositioning. AV513 has the potential to be the first non-gene therapy and non-Factor approach to treating multiple bleeding disorders. For more information about Avigen, consult the company website at www.avigen.com.

About SDI

SDI Diagnostics International LTD is a subsidiary of Sanochemia Pharmazeutika AG, a research-based pharmaceutical corporation specializing in diseases affecting the central nervous system. The company’s strengths lie in developing and synthesizing active pharmaceutical ingredients to combat forms of age-related dementia, including Alzheimer’s disease, and to treat conditions such as Parkinson’s, epilepsy and strokes.

Founded in 1990, Sanochemia is listed on the Frankfurt stock exchange. The company is a drug intermediate supplier to Johnson & Johnson and supplier of research intermediates to Pfizer and Aventis. Sanochemia has completed development of tolperisone film tabs and has filed for market approval in Germany and Switzerland.

For Avigen: Statement under the Private Securities Litigation Reform Act

This press release contains forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others, the risks and uncertainties described in reports filed by Avigen with the Securities and Exchange Commission. Avigen’s goal of becoming a fully integrated biopharmaceutical company; Avigen’s expectation on achieving development milestones for any indication, making milestone and royalty payments or commercializing any Tolperisone products; its expectation of achieving efficiencies based on synergies with existing programs; its belief that Tolperisone will have fewer side effects than existing drugs or have the potential for broader use than existing drugs are considered forward-looking statements that are subject to risks and uncertainties. These risks and uncertainties include: SDI may not fulfill its contractual obligations with Avigen, including its development and supply obligations; and small molecule therapeutic development and commercialization is unpredictable and a time- and resource-intensive process with no guarantee of success, which may result in the expenditure of a significant amount of time and resources with no marketable product resulting from the effort. In addition, there are many other risks and uncertainties inherent in the development of drug products. Other risks relating to Avigen are detailed in Avigen’s Annual Report on Form 10-K for the period ended December 31, 2004, under the caption “Risk Factors” in Item 1 of Part 1 of that report, which was filed with the SEC on March 16, 2005.